Exhibit 5
                BOSE McKINNEY & EVANS LLP
                2700 First Indiana Plaza
              135 North Pennsylvania Street
              Indianapolis, Indiana  46240
                     (317) 684-5000


April 16, 2001

Duke-Weeks Realty Corporation
600 East 96th Street, Suite 100
Indianapolis, Indiana  46240

Dear Sirs:

We are acting as counsel to Duke-Weeks Realty
Corporation, an Indiana corporation (the "Company"), in connection with the shelf registration by the Company of 149,802 shares of the Company's Common Stock, par value
$.01 per share (the "Common Stock"), to be sold by certain shareholders in connection with the exchange for Common Stock of units of partnership interest of Duke-
Weeks Realty Limited Partnership. The Common Stock is the subject of a Registration Statement, as amended (the
"Registration Statement") filed by the Company on Form S-3 under the Securities Act of 1933, as amended.

We have examined photostatic copies of the Company's
Second Amended and Restated Articles of Incorporation, as amended, and Second Amended and Restated Bylaws and such other documents and instruments as we have deemed necessary to enable us to render the opinion set forth below. We have assumed the conformity to the originals of all documents submitted to us as photostatic copies, the authenticity of the originals of such documents, and the genuineness of all signatures appearing thereon.

Based upon and subject to the foregoing, it is our opinion that the Common Stock has been duly authorized by all necessary corporate action of the Company and when
(a) the applicable provisions of the Securities Act of 1933 and such state "blue sky" or securities laws as may be applicable have been complied with and (b) any shares of Common Stock to be issued by the Company have been issued and delivered as described in the Registration
Statement, such shares of Common Stock will be legally issued, fully paid, and nonassessable.

We do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United
States and the State of Indiana and, therefore, this opinion is limited to the laws of those jurisdictions.

Duke-Weeks Realty Corporation
April 16, 2001
Page 2


We consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-3 filed under the Securities Act of 1933 relating to the Common Stock.

Very truly yours,

/s/  BOSE McKINNEY & EVANS LLP